Exhibit 24



                                POWER OF ATTORNEY


              The undersigned directors of Hecla Mining Company (the "Corporation") hereby appoint Arthur Brown, John P. Stilwell and Michael B. White, and each of them, as their true and lawful attorneys-in-fact, with full power for and on their behalf to execute, in their names and capacities as directors of the Corporation, and to file with the Securities and Exchange Commission on behalf of the Corporation under the Securities Act of 1933, as amended, any and all Registration Statements (including any and all amendments or post-effective amendments thereto) pursuant to which 655,000 shares of the Corporation's Common Stock are to be registered for sale by the shareholders of Mountain West Bark Products, Inc.

              This Power of Attorney automatically ends as to each appointee upon the termination of his service with the Corporation.

              In witness thereof, the undersigned have executed this Power of Attorney on this 11th day of November, 1993.



          /s/ John E. Clute               /s/ Joe Coors, Jr.
              John E. Clute                   Joe Coors, Jr.



          /s/ Leland O. Erdahl            /s/ William Griffith
              Leland O. Erdahl                William Griffith



          /s/ Charles L. McAlpine         /s/ Paul A. Redmond
              Charles L. McAlpine             Paul A. Redmond



          /s/ Richard J. Stoehr
              Richard J. Stoehr